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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of AHPC Holdings, Inc. on Form S-3 to our report, dated October 14, 2004, included in and incorporated by reference in the Annual Report on Form 10-K of AHPC Holdings, Inc. for the year ended June 30, 2004. We also consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus, which is part of this Registration Statement.

                                           /S/ Grant Thornton LLP
Chicago, Illinois

March 25, 2005